UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2024

180 LIFE SCIENCES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	90-1890354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 El Camino Real, Bldg. 4, Suite 200 Palo Alto, CA	94306
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 507-0669

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATNF	The NASDAQ Stock Market LLC
Warrants to purchase shares of Common Stock	ATNFW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On January 10, 2024, and effective on January 1, 2024, 180 Life Sciences Corp. (the “Company”) entered into (a) a Fourth Amendment to Amended and Restated Employment Agreement with James N. Woody, M.D., Ph.D., the Chief Executive Officer and Director of the Company; (b) a Fourth Amendment to Employment Agreement with Jonathan Rothbard, Ph.D., Chief Scientific Officer of the Company; (c) a Third Amendment to Consulting Agreement with Lawrence Steinman, M.D., the Executive Co-Chairman of the Company; and (d) a Second Amendment to Consulting Agreement with Prof. Sir Marc Feldmann, Ph.D., the Executive Co-Chairman of the Company (through CannBioRex Pharma Limited, a corporation incorporated and registered in England and Wales and an indirect wholly-owned subsidiary of the Company (“CannBioRex”))(collectively, the “Amendments”), which each amended the compensation agreements currently in place with such individuals.

Pursuant to the Amendments, each of Dr. Woody and Dr. Rothbard, effective as of January 1, 2024, agreed to a reduction of the base salaries set forth in their respective amended employment agreements, by 50%, to $245,000 per year for Dr. Woody and to $100,000 per year for Dr. Rothbard, with the amount of such salary reductions ($20,416 per month for Dr. Woody and $8,333 per month for Dr. Rothbard), accruing monthly in arrears, to be paid upon the Company raising at least $5,000,000 in funding subsequent to the date of the Amendments (the “Funding Date”), provided that in the event the Funding Date does not occur prior to March 15, 2025, the amounts accrued will be forgiven in their entirety.

Also pursuant to the Amendments, each of Dr. Steinman and Sir Feldmann, effective as of January 1, 2024, agreed to a reduction of the base salaries set forth in their respective consulting agreements, by 100%, to $0 per year for each of Dr. Steinman and Sir Feldmann, with the amount of such salary reductions ($18,750 per month or $225,000 per year, for Dr. Steinman and £14,167 per month or £170,000 per year, for Sir Feldmann), accruing monthly in arrears, to be paid on the Funding Date, provided that in the event the Funding Date does not occur prior to March 15, 2025, the amounts accrued will be forgiven in their entirety.

The foregoing description of the Amendments does not purport to be complete and is qualified in their entirety by reference to the Amendments, copies of which are attached as Exhibits 10.1 through Exhibit 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

Also effective on January 1, 2024, the Company took various actions to reduce the compensation payable to certain of its service providers to conserve cash, with such reductions in compensation in certain cases being accrued until the Funding Date, in the event the Funding Date occurs on or before March 15, 2025, and forgiven if such Funding Date does not occur on or before such date.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Fourth Amendment to Employment Agreement dated January 10, 2024 and effective as of January 1, 2024, between 180 Life Sciences Corp. and James N. Woody, M.D., Ph.D.
10.2*	Fourth Amendment to Employment Agreement dated January 10, 2024 and effective as of January 1, 2024, between 180 Life Sciences Corp. and Jonathan Rothbard, Ph.D.
10.3*	Third Amendment to Consulting Agreement dated January 10, 2024 and effective as of January 1, 2024, between 180 Life Sciences Corp. and Lawrence Steinman, M.D.
10.4*	Second Amendment to Consulting Agreement dated January 10, 2024 and effective as of January 1, 2024, between Cannbiorex Pharma Ltd. and Sir Marc Feldmann
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2024

180 LIFE SCIENCES CORP.

By:	/s/ James N. Woody, M.D., Ph.D.
	Name:	James N. Woody, M.D., Ph.D.
	Title:	Chief Executive Officer

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